ING GROUP

ING Groep N.V.

POWER OF ATTORNEY

BY THIS POWER OF ATTORNEY, ING Groep N.V., a holding company duly organized and existing under the laws of The Netherlands, with registered office address at
Amstelveenseweg 500, 1081 KL Amsterdam, The Netherlands ("ING Groep"), hereby makes, constitutes and appoints each of:

Robert Ross (Vice President, ING Financial Services LLC);
Timothy M. Meehan (Director and Assistant General Counsel, ING Financial
Holdings Corporation);
Nicole Ponzoa (Vice President and Assistant General Counsel, ING Financial
Holdings Corporation); and
Maura Sniffen (Corporate Secretary, ING Financial Holdings Corporation)

(each an "Attorney" and together the "Attorneys"), with two of them together having full power and authority in ING Groep's name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver and file any and all documents which they reasonably deem appropriate or necessary in connection with the preparation, execution and filing of the 'Ownership and Trading Reports' to be filed with the
U.S. Securities and Exchange Commission ("SEC") on Form 3, Form 4 or Form 5, with such modifications and amendments as any such attorneys may deem desirable.

ING Groep hereby agrees to ratify and confirm anything lawfully done or purported to be done by the Attorneys pursuant to this Power of Attorney.

This Power of Attorney can be revoked at any time and shall in any event be of no further effect after March 21, 2007.

This Power of Attorney and all rights and obligations thereunder shall be governed by and construed in accordance with the laws of the Netherlands. All disputes that may arise from or in connection with this Power of Attorney shall be submitted to the jurisdiction of a competent court in the Netherlands to the exclusion of all other authorities.

The Attorneys have no right of substitution.

IN WITNESS WHEREOF, this Power of Attorney has been duly executed on March 21, 2006.

ING Groep N.V.      ING Grope N.V.

By: /s/ W. A. Brouwer     By: /s/ H. ter Haar
W.A. Brouwer      H. ter Haar
Senior Legal Counsel     Group Compliance Officer